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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER FOR SUBSTITUTE FORM W-9




                                  EXHIBIT 99.5
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                         GUIDELINES FOR CERTIFICATION OF
              TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

      GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE
(YOU) TO GIVE THE PAYER -- Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.



                                                                GIVE THE NAME
                     GIVE THE NAME AND                          AND EMPLOYER
FOR THIS TYPE OF     SOCIAL SECURITY       FOR THIS TYPE OF     IDENTIFICATION
ACCOUNT:             NUMBER OF:            ACCOUNT:             NUMBER OF:
--------             ----------            ----------------     --------------
1. Individual        The individual        6. Sole              The owner (3)
                                           proprietorship or
                                           single-owner LLC

2. Two or more       The actual owner      7. A valid trust,    The legal
individuals (joint   of the account        estate or pension    entity (4)
account)             or, if combined       trust
                     funds, the first
                     individual on
                     the account (1)

3. Custodian         The minor (2)         8. Corporate or      The corporation
account of a minor                         LLC electing         or LLC
(Uniform Gift to                           corporate status on
Minors Act)                                Form 8832

4. a. The usual      The                   9. Association,      The organization
revocable savings    grantor-trustee       club, religious,
trust (grantor is    (1)                   charitable,
also trustee)                              educational or
                                           other tax-exempt
                                           organization

   b. So-called      The actual owner      10. Partnership or   The partnership
trust account that   (1)                   multi-member LLC     or LLC
is not a legal or
valid trust under
state law

5. Sole              The owner (3)         11. A broker or      The broker or
proprietorship or                          registered nominee   nominee
single-owner LLC

                                           12. Account with     The public
                                           the Department of    entity
                                           Agriculture in
                                           the name of a
                                           public entity
                                           (such as a state
                                           or local
                                           government, school
                                           district or prison)
                                           that receives
                                           agricultural
                                           program payments

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(1)   List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show the individual name of the owner, but you may also include the business or "doing business as" name. You may use either the social security number or the employer identification number (if the owner has one).

(4) List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office, online at www.ssa.gov/online/ss5.html or by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676), or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

      - An organization exempt from tax under Section 501(a), any individual retirement account (IRA) or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

      -     The United States or any of its agencies or instrumentalities.

      - A state, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

      - A foreign government or any of its political subdivisions, agencies or instrumentality.

      - An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

      -     A corporation.

      -     A foreign central bank of issue.

      - A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

      - A futures commission merchant registered with the Commodity Futures Trading Commission.

      -     A real estate investment trust.

      - An entity registered at all times during the tax year under the Investment Company Act of 1940.

      -     A common trust fund operated by a bank under Section 584(a).

      -     A financial institution.


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      -     A middleman known in the investment community as a nominee or custodian.

      -     A trust exempt from tax under Section 664 or described in Section
            4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

      -     Payments to nonresident aliens subject to withholding under Section
            1441.

      - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

      -     Payments of patronage dividends not paid in money.

      -     Payments made by certain foreign organizations.

      -     Section 404(k) distributions made by an ESOP.

Payments of interest generally exempt from backup withholding include:

      - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

      -     Payments described in Section 6049(b)(5) to nonresident aliens.

      -     Payments on tax-free covenant bonds under Section 1451.

      -     Payments made by certain foreign organizations.

Certain payments, other than payments of interest dividends and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, check the box in Part 2 on the form, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

PRIVACY ACT NOTICE

Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to various government agencies for tax enforcement or litigation purposes. The IRS may also disclose this information to other countries under a tax treaty, or to federal and state agencies to enforce federal nontax criminal laws and to combat terrorism. Payers must be given the taxpayer identification numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend and certain other payments to a payee who does not give a taxpayer identification number to a payer. Certain penalties may also apply.


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PENALTIES

(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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